Exhibit 8.2

Linklaters LLP
One Silk Street
London EC2Y 8HQ
Telephone (+44) 20 7456 2000
Facsimile (+44) 20 7456 2222
DX Box Number 10 CDE

The Directors
Vodafone Group Plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN
England

July 31, 2017

Ladies and Gentlemen:

We have acted as United States tax counsel to Vodafone Group Plc (the “Issuer”) in connection with the registration statement on Form F-3 under the Securities Act of 1933 (the “Securities Act”) filed with the United States Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). We hereby confirm to you that our opinion is as set forth under the heading “Taxation — U.S. Federal Income Taxation” in the Registration Statement, subject to the limitations set forth therein.

We hereby consent to the filing with the Commission of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Taxation” in the Registration Statement. By giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Linklaters LLP

Linklaters LLP

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Solicitors Regulation Authority. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.